Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Second Quarter 2016 Financial Results

21% Year to Date Revenue Growth

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

MILWAUKEE (August 15, 2016) - Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), creator of the EcoSmart platform of intelligent automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT), today announced financial results for the second quarter ended June 30, 2016. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today at 4:30 p.m. ET/3:30 p.m. CT.

“While we experienced a significant increase in costs during our fiscal 2016 second quarter, the majority of these were attributable to the contested proxy contest that was completed at our annual Shareholder meeting on June 27. With this conclusion, we’ve assuaged the concerns of our customers and partners and normalized our expenses to traditional levels,” stated Jason Tienor, Telkonet Chief Executive Officer. “With the new board members actively working with our management team, we look forward to continuing the growth rate demonstrated thus far through 2016 and moving the company toward profitability.”

Operating and Financial Highlights Comparison for the Six Months Ended June 30, 2016 and 2015

•	Revenue saw a 21% improvement year over year
•	Revenue from the EcoSmart Platform increased $1.9 million, or 61% over 2015
•	Gross Profit increased by $0.7 million, or 17% over 2015
•	University projects including schools such as the University of Chicago, Kansas State University, East Central University, University of Minnesota and New York University represented 9% of revenues
•	Company completed the largest Multiple Dwelling Unit (“MDU”) sale of its’ history for Rivercross Apartments on Roosevelt Island in New York for more than $350,000
•	Execution of several significant partnership and service agreements with Fortune 500 HVAC companies
•	Successful industry demonstration of market-first technologies of mobile franchise loyalty app integration of room controls and voice control of room automation
•	Substantial EthoStream project awards including complete LA Library network equipment refresh of $127,000 and $425,000 Red Lion franchise upgrade
•	Complete release of comprehensive EcoSmart University portal for channel partner and integrator training and certification
•	First hospital deployment completed in the Copastar in Brazil with partner Evolutix
•	Completion of largest Samsung project to date in 2,000 room Hyatt Regency in Chicago

“Through a quarter of considerable activity, we continued to demonstrate the strength of our platform and our innovation in development. Through growth in the Education, MDU and Multiple Tenant Unit (“MTU”) markets, we’ve shown that we’ve expanded our portfolio across verticals and increased our total accessible market. We look forward to expanding this growth through new corporate agreements increased channel growth,” stated Tienor.

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Financial Results Review

2016 Year to Date

Revenue: Total revenue grew $1.6 million to $8.9 million for the six months ended June 30, 2016 compared to $7.3 million for the comparable period in 2015.

Product Revenue: Product revenue which principally arises from the sales and installation of our EcoSmart energy management platform and High Speed Internet Access (“HSIA”) equipment grew 27% to $6.7 million for the six months ended June 30, 2016 compared to $5.3 million for the comparable period in 2015. The largest growth came from the hospitality market, which increased $1.1 million followed by the MDU market which grew $0.5 million.

Gross Margin: Gross profit percentages for the six month comparable periods remained almost unchanged, 54% for the six months ended June 30, 2016 compared to 56% for the six months ended June 30, 2015.

Net Loss: The Company reported a net loss of $0.6 million for the six months ended June 30, 2016 compared to a $0.2 million net loss for the comparable period in 2015.

Teleconference and Webcast

Date: August 15, 2016

Time: 4:30 p.m. EST (3:30 p.m. CDT, 1:30 p.m. PST)

Investor Dial-In (Toll Free): 866-932-0173

Investor Dial-In (International): 785-424-1630

Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=175234

A replay of the teleconference will be available until August 29, 2016, which can be accessed by dialing 877-481-4010 if calling within the United States or 919-882-2331, if calling internationally. Please enter conference ID “10070” to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the three and six months ended June 30, 2016 and 2015, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

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Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The (IoT), offers considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the Company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

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www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE AND SIX MONTHS ENDED JUNE 30,

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$(671,626)	$523,511	$(551,504)	$(220,567)
Interest expense, net	13,630	14,449	29,826	34,503
Provision for income taxes	51,312	51,337	103,249	103,524
Depreciation and amortization expense	68,427	68,719	137,261	138,021
EBITDA	(538,257)	658,016	(281,168)	55,481
Adjustments:
Stock-based compensation expense	3,750	3,390	7,501	7,593
Adjusted EBITDA	$(534,507)	$661,406	$(273,667)	$63,074

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues, net:
Product	$3,202,443	$3,734,395	$6,749,126	$5,309,762
Recurring	1,066,926	1,021,079	2,144,349	2,020,258
Total Net Revenue	4,269,369	4,755,474	8,893,475	7,330,020

Cost of Sales:
Product	1,824,528	1,682,593	3,611,982	2,772,417
Recurring	232,534	236,007	510,569	474,271
Total Cost of Sales	2,057,062	1,918,600	4,122,551	3,246,688

Gross Profit	2,212,307	2,836,874	4,770,924	4,083,332

Operating Expenses:
Research and development	464,571	395,357	891,385	754,886
Selling, general and administrative	2,285,993	1,783,501	4,160,707	3,272,965
Depreciation and amortization	68,427	68,719	137,261	138,021
Total Operating Expenses	2,818,991	2,247,577	5,189,353	4,165,872

Income (Loss) from Operations	(606,684)	589,297	(418,429)	(82,540)

Other Income (Expenses):
Interest income (expense), net	(13,630)	(14,449)	(29,826)	(34,503)
Total Other Income (Expense)	(13,630)	(14,449)	(29,826)	(34,503)

Income (Loss) Before Provision for Income Taxes	(620,314)	574,848	(448,255)	(117,043)

Provision for Income Taxes	51,312	51,337	103,249	103,524
Net Income (Loss)	(671,626)	523,511	(551,504)	(220,567)

Accretion of preferred dividends and discount	–	–	–	(18,253)
Net income (loss) attributable to common stockholders	$(671,626)	$523,511	$(551,504)	$(238,820)

Net income (loss) per common share:
Net income (loss) attributable to common stockholders per common share– basic	$(0.00)	$0.00	$(0.00)	$(0.00)
Net income (loss) attributable to common stockholders per common share – diluted	$(0.00)	$0.00	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding – basic	131,808,232	125,035,612	129,431,540	125,035,612
Weighted Average Common Shares Outstanding – diluted	131,808,232	127,613,594	129,431,540	125,035,612

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